ACAP CORPORATION
                    10555 Richmond Avenue
                     Houston, Texas 77042









                           NOTICE OF
                ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held On May 4, 1998



To Our Stockholders:

The Annual Meeting of Stockholders of Acap Corporation (the
"Company") will be held Monday, May 4, 1998, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond
Avenue, Houston, Texas.

The purposes of the meeting are:

1. To elect a Board of Directors to serve for the ensuing year;

2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock of record at the close of business on March 23, 1998, are entitled to receive notice of and to vote at the meeting.

The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company to provide notice of the Company's Annual Meeting of Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

                              For the Board of Directors

                              /s/H. Kathleen Musselwhite
                              --------------------------
                              H. Kathleen Musselwhite,Secretary

Houston, Texas
April 6, 1998

TABLE OF CONTENTS


General Information. . . . . . . . . . . . . . . . . .  1

Voting . . . . . . . . . . . . . . . . . . . . . . . .  1

Election of Directors. . . . . . . . . . . . . . . . . .1

Meetings and Committees. . . . . . . . . . . . . . . .  2

Security Ownership of Certain Owners . . . . . . . . .  3

Executive Officers . . . . . . . . . . . . . . . . . .  3

Security Ownership of Management . . . . . . . . . . .  4

Beneficial Ownership Reporting . . . . . . . . . . . .  5

Executive Compensation . . . . . . . . . . . . . . . .  5

Certain Relationships and Related Transactions . . . .  7

Independent Auditors . . . . . . . . . . . . . . . . .  7

Quorum for Meeting . . . . . . . . . . . . . . . . . .  8

Submission of Stockholder Proposals. . . . . . . . . .  8

                          ACAP CORPORATION
                       10555 Richmond Avenue
                        Houston, Texas 77042

                        INFORMATION STATEMENT

              WE ARE NOT ASKING YOU FOR A PROXY AND
             YOU ARE REQUESTED NOT TO SEND US A PROXY


                        GENERAL INFORMATION

This Information Statement is furnished on behalf of the Board of Directors of Acap Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Monday, May 4, 1998, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, Houston, Texas. This Information Statement is first being sent or given to stockholders of the Company on or about April 6, 1998.

                             VOTING

The common stock, $.10 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on March 23, 1998, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 7,440 shares of Common Stock outstanding (excluding shares held by the Company's subsidiary, which are not voted) and approximately 785 holders of the Common Stock. Each share of the Company's Common Stock is entitled to one vote.

The shares owned by InsCap Corporation, the controlling stockholder of the Company, will be voted for the election of directors recommended by the Board of Directors.

                    ELECTION OF DIRECTORS

A Board of Directors consisting of three members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify. If, for any reason not known at present, any nominee is not available for election, InsCap Corporation will vote for such substitute persons, if any, as shall be designated by the Board of Directors.

The affirmative vote of a majority of the shares of Common
Stock represented at the Annual Meeting is required to elect a director.

Brief statements setting forth the age (at March 23, 1998), the business experience during the past five years, the year in which first elected a director, which includes any period during which such nominee served as a director of American Capitol Insurance Company ("American Capitol") prior to the Company's formation, and other information concerning each nominee appear below. All such nominees are members of the present Board of Directors.

R. WELLINGTON DANIELS (83): Mr. Daniels has served as a director since 1987 and is a member of the Audit Committee. Before his retirement in 1979, Mr. Daniels served as Director of National Accounts, American Cyanamid Corporation. Mr. Daniels has also served as a director of InsCap since 1990.

WILLIAM F. GUEST (66): Mr. Guest has served as a director since 1984 and is Chairman of the Board. Mr. Guest has served as Chairman of the Board and President of the Company since 1985. Mr. Guest is the Chairman of the Board and Chief Executive Officer of each of the Company's life insurance subsidiaries and is a director and the President of InsCap. Mr. Guest is an attorney and prior to joining the Company and its affiliates was engaged in the private practice of law in Houston, Texas for many years.

C. STRATTON HILL, JR., M.D. (69): Dr. Hill has served as a director since 1984 and is a member and the Chairman of the Audit Committee. Dr. Hill is also the Medical Director of the Company's life insurance subsidiaries. Dr. Hill is a physician and has been engaged in the practice of medicine in Houston, Texas for many years.

              MEETINGS AND COMMITTEES OF THE BOARD

During 1997 the Board of Directors of the Company held four meetings. In addition, there is one standing committee of the Board of Directors which has the authority and responsibilities and which met during 1996 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committee of the Board of Directors on which he served.

AUDIT COMMITTEE. The Audit Committee has the authority and responsibility to oversee the work of the independent public accountants for the Company and to meet with such accountants from time to time to determine the adequacy of the Company's accounting systems and controls and audit procedures. Two meetings of the Audit Committee were held in 1997.

OTHER FUNCTIONS. There is no standing nominating committee or compensation committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions. American Capitol maintains a standing compensation committee which has the responsibility of recommending the amount and form of compensation and benefits for officers and other key employees of American Capitol. The Company does not provide separate or additional compensation for its officers, all of whom are also officers of American Capitol, but is obligated to reimburse American Capitol for services provided to the Company by such persons in accordance with the terms of an intercompany service agreement.

DIRECTOR COMPENSATION. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid a fee of $500 plus travel expenses for each meeting of the Board of Directors attended. In addition, each director who serves as a member of the Audit Committee of the Board of Directors is paid a fee of $500 plus travel expenses for each meeting of such committee attended, unless such meeting is held in conjunction with a meeting of the Board of Directors held on the same day.

              SECURITY OWNERSHIP OF CERTAIN OWNERS

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of March 23, 1998.
---------------------------------------------------------------
Name and Address of        Shares Beneficially     Percent of
Beneficial Owner               Owned(1)              Class
---------------------------------------------------------------
InsCap Corporation              3,317               44.58%
10555 Richmond Avenue
Houston, Texas  77042

William F. Guest                3,570 (2)           47.98%
10555 Richmond Avenue
Houston, Texas  77042

(1) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(2) Mr. Guest owns directly and indirectly 455,514 shares, or 51.75%, of InsCap's issued and outstanding Common Stock, the sole voting class of securities of InsCap, and as the controlling stockholder of InsCap is deemed to be the beneficial owner of the shares of the Company owned by InsCap. In addition to the shares of Company Common Stock owned indirectly through InsCap, Mr. Guest directly owns 126 shares of Company Common Stock and is the beneficial owner of 127 shares of Company Common Stock through a trust for which he acts as trustee.

                         EXECUTIVE OFFICERS

The By-Laws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders.
Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at March 23, 1998), the offices held and the business experience during the past five years of each executive officer appear below.

WILLIAM F. GUEST (66):  Chairman of the Board and President.
For the biography of Mr. Guest see "Election of Directors."

JOHN D. CORNETT (39): Mr. Cornett has served as Executive Vice President of the Company since 1989 and as Treasurer of the Company since 1985. Mr. Cornett is a director and the Secretary of InsCap and the President and Chief Operating Officer and a director of each of the Company's life insurance subsidiaries. Mr. Cornett is a certified public accountant and, prior to joining the Company and its affiliates in 1984, Mr. Cornett held positions with American General Life Insurance Company and Prudential Insurance Company of America.

H. KATHLEEN MUSSELWHITE (41): Ms. Musselwhite has served as Assistant Treasurer of the Company since June 1995 and as Secretary of the Company since March 1997. Ms. Musselwhite is also the Treasurer and Controller, the Secretary and a director of each of the Company's life insurance subsidiaries. Ms. Musselwhite is a certified public accountant and, prior to joining the Company and its affiliates in 1995, Ms. Musselwhite served as Assistant Controller of American General Corporation (1987-June 1995).

               SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information with respect to shares of each class of equity securities of the Company and InsCap beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 23, 1998.

--------------------------------------------------------------
Name of Beneficial       Amount and Nature       Percent of
    Owner (1)       of Beneficial Ownership (2)   Class (3)
--------------------------------------------------------------
                           The Company
                           Common Stock

William F. Guest               3,570 (4)         47.98%
John D. Cornett                  198              2.66%
C. Stratton Hill, Jr.              6 (6)              *
All Officers and Directors     3,774             50.73%

                      Series A Preferred Stock

William F. Guest              12,000 (4)         16.22%
R. Wellington Daniels          2,000 (5)          2.70%
All Officers and Directors    14,000             18.92%

                                InsCap
                             Common Stock

William F. Guest             455,514 (4)         51.75%
R. Wellington Daniels         37,000              4.20%
John D. Cornett               11,000              1.25%
All Officers and Directors   503,514             57.20%

(1)  The address of each of the officers and directors is c/o
Acap Corporation, 10555 Richmond Avenue, Houston, Texas 77042.

(2) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(3) Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

(4) The Company Common Stock shown as owned by Mr. Guest includes 126 shares he owns directly, 127 shares owned indirectly by him through a trust for which he acts as trustee, and 3,317 shares owned indirectly by him through InsCap, the Company's parent, of which company Mr. Guest is the controlling stockholder. The Series A Preferred Stock of the Company shown as owned by Mr. Guest includes 7,300 shares owned directly by him, 900 shares indirectly owned by him through a trust for which Mr. Guest acts as trustee, and 3,800 shares owned indirectly by him through InsCap. Mr. Guest has pledged certain of his InsCap shares as security for loans which, in the event of default, could result in a change of control in InsCap, and therefore the Company.

(5) The 2,000 shares of the Company's Series A Preferred Stock shown as owned by Mr. Daniels are owned by Mr. Daniels' wife.

(6) All such shares of Company Common Stock are owned by Dr.
Hill's children.

                 BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 1997 by the persons and entities filing same, the Company believes that during its fiscal year ended December 31, 1997 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

                       EXECUTIVE COMPENSATION

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and (ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers" was as follows:
---------------------------------------------------------------
  Name and                                   Shares
  Principal                               Underlying  All
  Position        Year  Salary     Bonus   Options(#) Other($)
---------------------------------------------------------------
William F. Guest, 1997 230,000       --       100        --
CEO               1996 180,000       --        --        --
                  1995 180,000   18,000        --        --

John D. Cornett,  1997 120,000       --       100   17,628*
Treasurer         1996 100,000       --        --   17,643*
                  1995 100,000   10,000        --   17,658*

* The Company advanced Mr. Cornett $17,628, $17,643, and $17,658 during 1997, 1996 and 1995, respectively, toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. The advance is not compensation to Mr. Cornett to the extent that it is subject to repayment to the Company.

The preceding table excludes club memberships and certain other benefits in an aggregate amount of less than 10% of the officer's annual salary.

In August 1997, American Capitol entered into a disability income agreement with Mr. Guest which provides for cash payments to Mr. Guest or for his benefit in the event that he becomes disabled while employed by American Capitol. In such event, Mr. Guest's salary will be continued at 100% of his salary at the time of disability up to one year and will be continued at 80% of his salary at the time of disability for up to five years. In addition to the foregoing time limitations, the disability payments stop upon Mr. Guest's recovery or upon Mr. Guest's reaching the age of 75.

In April 1997, American Capitol renewed for a period of three years an employment agreement with Mr. Cornett pursuant to which Mr. Cornett serves as President and Chief Operating Officer of American Capitol. The agreement provides for an annual compensation of $120,000. In the event Mr. Cornett's employment is terminated during the term of the agreement other than for cause, the salary payable thereunder, under specified conditions and subject to certain limitations, will continue for up to 18 months, less any amounts earned by Mr. Cornett from other employment during such period. In addition, in April 1997, American Capitol renewed a stock purchase agreement with Mr. Cornett which provides that in the event of a change of control of American Capitol, Mr. Cornett shall have the right to sell certain shares of Company Common Stock owned by him to American Capitol at a price per share determined by reference to the consideration involved in the change of control.

The following table reflects certain information regarding individual grants of stock options made to the Named Executive
Officers during fiscal 1997.

---------------------------------------------------------------
                   Number of % of Total
                   Securities   Options
                   Underlying  Granted to  Exercise
                    Options   Employees in  Price Expiration
Name               Granted(#) Fiscal Year  ($/Sh)    Date
---------------------------------------------------------------
William F. Guest       100       20%        264     9/2/02
John D. Cornett        100       20%        240     9/2/07

The stock options noted in the table above are incentive stock options. Mr. Guest's options vest four years from the date of grant and Mr. Cornett s options vest five years from the date of grant, September 2, 1997.

The following table reflects certain information with respect to the Named Executive Officers regarding stock options exercised during fiscal year 1997 and the number of unexercised options and the value of unexercised options outstanding at December 31, 1997. None of the unexercised options were exercisable at December 31, 1997.

---------------------------------------------------------------
                                     Number of
                   Shares           Securities     Value of
                  Acquired         Unexercised    Unexercised
                     on     Value    Options at   In-the-Money
                  Exercise Realized   12/31/97    Options at
  Name               (#)     ($)        (#)       12/31/97($)
---------------------------------------------------------------
William F. Guest    34     1,785        100          9,900
John D. Cornett     34     1,785        100         12,300

The value of unexercised in-the-money options shown in the table above equals difference between the closing bid price of the Company Common Stock at December 31, 1997 and the exercise price of the options multiplied by the number of options.

       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

InsCap is the immediate parent of the Company.  See "Security
Ownership of Certain Owners" for the basis of control and the percentage of voting securities owned.

                      INDEPENDENT AUDITORS

Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 1997. KPMG Peat Marwick has served as the independent auditors for the Company for the fiscal year ended December 31, 1997. The Company anticipates that KPMG Peat Marwick will be selected to serve in such capacity for the fiscal year ending December 31, 1998, subject to formal approval of such engagement by the Company's Audit Committee. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                        QUORUM FOR MEETING

The By-Laws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

                SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the Company's 1999 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 7, 1998 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to that meeting.


                           By Order of the Board of Directors

                           /s/H. Kathleen Musselwhite
                           ----------------------------------
                          H. Kathleen Musselwhite
                           Secretary

April 6, 1998